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                                                                    Exhibit 23.2


                   Consent of Independent Public Accountants

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 1999, included in Commonwealth Energy System's Annual Report on Form 10-K for the year ended December 31, 1998, and all references to our Firm included in this registration statement.

                                       ARTHUR ANDERSEN LLP

Boston, Massachusetts
August 16, 1999